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July 30, 2007

Synutra International, Inc.
2275 Research Blvd., Suite 500
Rockville, MD 20850

Re: *Registration Statement on Form S-3*

Ladies and Gentlemen:

We have acted as special counsel to Synutra International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of (i) 200,000 shares (the "Warrant Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), that are issuable upon exercise of common stock purchase warrants (the "Warrants") issued in connection with a private placement pursuant to a Warrant Agreement, dated as of April 19, 2007, between the Company and ABN AMRO Bank N.V., Hong Kong Branch (the "Warrant Agreement"); and (ii) 4,000,000 shares of the Company's Common Stock (the "Shares") issued in connection with a private placement pursuant to a Common Stock Purchase Agreement, dated as of May 24, 2007, between the Company and Warburg Pincus Private Equity IX, L.P. (the "Purchase Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(i) the Registration Statement;

(ii) the Certificate of Incorporation of the Company, as amended, as presently in effect;

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(iii) the Bylaws of the Company, as presently in effect;

(iv) the Warrant Agreement;

(v) the Purchase Agreement; and

(vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

We have obtained and relied upon those certificates of public officials as we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion:

(i) that the Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

(ii) that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon exercise of the Warrants and surrender of the Warrants and payment of the exercise price set forth in and delivery of the Warrant Shares in accordance with the Warrant Agreement and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Respectfully submitted,

/s/ O'Melveny & Myers LLP